SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          COASTAL FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      -------------------------------------
                          COASTAL FINANCIAL CORPORATION
                      -------------------------------------

                                December 28, 1998



Dear Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Coastal Financial Corporation to be held at the Myrtle Beach Martinique, 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 25, 1999, at 2:00 p.m., Eastern Standard Time.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and Officers of the Corporation, as well as a representative of KPMG Peat Marwick LLP, the Corporation's independent auditors, will be present to respond to any questions Shareholders may have.

         To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

                                                     Sincerely,

                                                 /s/ Michael C. Gerald

                                                     Michael C. Gerald
                                                     President and
                                                     Chief Executive Officer

                          COASTAL FINANCIAL CORPORATION
                                 2619 Oak Street
                     Myrtle Beach, South Carolina 29577-3129
                                 (843) 448-5151


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 25, 1999
--------------------------------------------------------------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Meeting") of Coastal Financial Corporation ("Corporation") will be held at the Myrtle Beach Martinique, 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 25, 1999, at 2:00 p.m., Eastern Standard Time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1. The election of three directors of the Corporation;

         2. Such other matters as may properly come before the Meeting or any adjournments thereof.

         NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Bylaws, the Board of Directors has fixed the close of business on November 30, 1998 as the record date for the determination of the Shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend the Meeting and vote in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ SUSAN J. COOKE

                                              SUSAN J. COOKE
                                              SECRETARY

Myrtle Beach, South Carolina
December 28, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                          COASTAL FINANCIAL CORPORATION
                                 2619 Oak Street
                     Myrtle Beach, South Carolina 29577-3129
                                 (843) 448-5151

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                January 25, 1999

--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coastal Financial Corporation ("Coastal Financial" or the "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). The Meeting will be held at the Myrtle Beach Martinique, 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 25, 1999, at 2:00 p.m., Eastern Standard Time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being first mailed to Shareholders on or about December 21, 1998.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

         Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation at 2619 Oak Street, Myrtle Beach, South Carolina 29577-3129, or by filing a later dated proxy prior to a vote being taken on the proposals at the Meeting. A proxy will not be voted if a Shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of Coastal Financial will be voted in accordance with the directions given therein. Where no instructions are indicated, properly executed and dated proxies will be voted for the nominees for directors set forth herein.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Shareholders of record as of the close of business on November 30, 1998, are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. Shareholders are not permitted to cumulate their votes for the election of Directors. As of November 30, 1998, the Corporation had 6,264,467 shares of Common Stock issued and outstanding.

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. The three directors to be elected at the Meeting will be elected by a plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

         Persons and groups who beneficially own in excess of 5% of the Corporation's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities and Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports, the following table sets forth, as of November 30, 1998, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock beneficially owned by each director of the Corporation, the "named executive officers" of the Corporation, and all executive officers and directors of the Corporation as a group.

                                               Amount and Nature           Percent of
                                                 of Beneficial            Common Stock
Beneficial Owner                                 Ownership (1)             Outstanding
----------------                                 -------------             -----------
Beneficial Owners of More Than 5%
(Excluding Directors of the Corporation)

Sea Mist Associates Corporation  (2)                 339,983                    5.42%


Named Executive Officers (3)

Michael C. Gerald, President, Chief
  Executive Officer and Director                     189,215                    3.02
Jimmy R. Graham, Executive Vice President            104,813                    1.67
Jerry L. Rexroad, Executive Vice President
  and Chief Financial Officer                          53,457  (4)              0.85
Phillip G. Stalvey, Executive Vice President           53,091                   0.84

Directors of the Corporation
(Excluding Named Executive Officers)

G. David Bishop                                      297,083  (5)               4.74
J.T. Clemmons                                        174,266  (6)               2.78
James H. Dusenbury                                    45,639                    0.72
Samuel A. Smart                                       43,332                    0.69

James C. Benton                                      287,611  (7)               4.59
Harold D. Clardy                                      75,140                    1.19
James P. Creel                                       339,701  (8)               5.42
Wilson B. Springs                                    183,622                    2.93

All Executive Officers and
Directors as a
Group (12 persons)                                 1,842,028 (9)               29.40%

--------------------------
 (1) Under Pursuant to Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Corporation's Common Stock if he or she has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from November 30, 1998. The table includes certain shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the named persons possess voting and/or investment power.

 (2) Includes 2,728 shares owned by Neil Ammons, owner.

 (3) Under SEC regulation, the term "named executive officer" is defined to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.

 (4) Includes 1,521 shares owned by Jerry L. Rexroad - IRA; 917 shares owned by Jerry L. Rexroad & Robin E. Rexroad, Jt Ten; 6,694 shares by Robin E.
     Rexroad; and 3,600 shares owned by Jerry L. Rexroad and 2,280 shares included in the Coastal Financial Corporation's 401-K Plan for Jerry L. Rexroad.

 (5) Includes 48,700 shares owned by G. David Bishop; 99,724 shares for Bishop Investment Company; 143,105 shares for George Bishop III Trust; and 5,554 non-incentive stock options exercisable within 60 days of November 30, 1998.

 (6) Includes 151,998 shares owned by J.T. Clemmons & Helen W. Clemmons; 18,666 shares owned by James T. Clemmons Executor for the Estate of Helen McGougan; 269 shares owned by J.T. Clemmons - IRA and 3,333 non-incentive stock options exercisable within 60 days of November 30, 1998.

 (7) Includes 266,666 shares owned by RCEE,Inc. of which Mr. Benton is President; 15,370 shares owned by Mr. Benton; 21 shares owned by Emman Ann Lawton Benton and 5,554 non-incentive stock options exercisable with 60 days of November 30, 1998.

 (8) Includes 254,005 shares owned by Creel Outdoor Advertising, Inc.; 51,988 shares owned by Creel Outdoor Advertising, Inc. Profit Sharing Plan; 2,914 owned by Carolyn W. Creel & James P. Creel, Jr. & Alicia Creel Bame, Jt Ten; 392 shares owned by Carolyn W. Creel & C. Alicia Creel Jt Ten; 392 shares owned by Carolyn W. Creel & James P. Creel, Jr. Jt Ten; 12,987 shares owned by Carolyn W. Creel; 4,674 shares owned by Sun Graphics, Inc., Carolyn W. Creel, President; 289 shares owned by Alicia Creel Bame & Carolyn W. Creel, Jt Ten; 6,506 shares owned by James P. Creel and 5,554 non-incentive stock options exercisable within 60 days of November 30, 1998.

 (9) Includes 277,268 shares subject to stock options exercisable within 60 days from November 30, 1998, (Mr. Gerald 131,550 shares; Mr. Graham 51,315 shares; Mr. Rexroad 38,444 shares; Mr. Stalvey 23,744 shares; Mr. Bishop 5,554 shares; Mr. Clemmons 3,333 shares; Mr. Smart 3,333 shares; Mr. Benton 5,554 shares; Mr. Clardy 5,554 shares; Mr. Creel 5,554 shares and Mr. Springs 3,333 shares.)

--------------------------------------------------------------------------------
                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Corporation's Board of Directors is composed of nine members. The Board of Directors of Coastal Federal Savings Bank ("Coastal Federal" or the "Bank"), the Corporation's wholly owned subsidiary, also has the same nine members.

         A former member of the Bank's Board of Directors, William J. Sigmon, Sr., serves as a Director Emeritus of the Bank.

         The Corporation's Certificate of Incorporation provides that directors are to be elected for terms of three years with approximately one-third elected annually. Three directors will be elected at the Meeting to serve for a three-year period, or until their respective successors have been elected and qualified. The Nominating Committee has nominated for election as directors, James C. Benton, James P. Creel and Wilson B. Springs, each to serve for a three-year term. All nominees are currently members of the Board.

         If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

       The Board of Directors recommends a vote "FOR" all of the nominees for directors of the Corporation.

         The following table sets forth certain information regarding the nominees for election as directors and the directors who will continue in office after the Meeting. There are no family relationships among or between the directors listed below.

                                                                   Year First Elected          Year
                                        Principal                     or Nominated             Term
       Name               Age          Occupation                       Director              Expires
                          (1)              (2)                             (3)                  (4)
------------------------------------------------------------------------------------------------------
                                          Board Nominees
                                          --------------

James C. Benton           66   President - C.L. Benton & Sons, Inc.       1979                 2002
                               Heavy Grading, Hauling, Pile Driving
                               Construction Company

James P. Creel            59   President - Creel Corporation              1990                 2002
                               Operational Management Company in
                               the accommodations and golf industry

Wilson B. Springs         70   Owner - H.B. Springs Company               1967                 2002
                               Insurance and Real Estate

                                Directors Continuing in Office
                                ------------------------------

G. David Bishop           45   CEO - WCI Management Group, Inc.           1991                 2000
                               Real Estate Development

J. T. Clemmons            60   Retired - Coastal Federal                  1979                 2000

Samuel A. Smart           69   Retired - United States                    1983                 2000
                               Department of Defense

Harold D. Clardy          71   President - Chapin Company                 1975                 2001
                               General Merchandise Company

James H. Dusenbury        63   Attorney - Dusenbury,                      1996                 2001
                               Hendrix & Little

Michael C. Gerald         49   President and                              1986                 2001
                               Chief Executive Officer

----------
(1)  As of September 30, 1998.

(2) The listed individuals have held these occupations or positions for at least the last five years.

(3) Includes prior service on the Board of Directors of Coastal Federal for Mr. Bishop, Mr. Clemmons, and Mr. Smart.

(4) Assuming re-election at the Meeting for Mr. Benton, Mr. Creel, and Mr. Springs.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

         The Board of Directors of the Corporation conducts its business through meetings of the Board and through its committees. During the fiscal year ended September 30, 1998, the Board of Directors of the Corporation held twelve meetings. Coastal Federal has its own Board of Directors which conducts its business through its own committees. During the fiscal year ended September 30, 1998, the Board of Directors for Coastal Federal held twenty-six meetings. No director of the Corporation or Coastal Federal attended fewer than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period for either the Corporation or Coastal Federal.

         Presently, Coastal Financial's Board of Directors has three standing committees: Executive, Audit, and Compensation and Benefits Committee. The following describes the duties, responsibilities and current membership of these committees.

         The Corporation's Executive Committee meets when called by management and is empowered to act for the Board of Directors between regular Board meetings. The Executive Committee met four times in 1998. Its current members are Messrs. Benton, Clardy, Clemmons (Chairman), Creel, Gerald and Springs.

         The Corporation's Audit Committee has the primary function of evaluating audit and compliance performance, handling relations with the Corporation's independent auditors and establishing policies and procedures relating to internal auditing functions and controls. Directors Dusenbury, Chairman, Clardy, Smart, Springs and Creel serve on the committee with Directors Benton and Bishop as alternates. The Corporation's Audit Committee met one time during the 1998 fiscal year and the Bank's Audit Committee met four times during the 1998 fiscal year.

         The Corporation's Compensation and Benefits Committee meets as called by management to review personnel policies and salary and benefit programs. During 1998 the Compensation and Benefits Committee had one meeting. The members of the Compensation and Benefits Committee are Messrs. Benton, Clardy, Clemmons, Creel and Springs.

         Article II, Section 14 of the Corporation's Bylaws provides that the Board of Directors shall act as a nominating committee for selecting the nominees for election as directors. Such section of the Bylaws also provides as follows: "No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by Shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation." The Board of Directors of the Corporation held one meeting in its capacity as the nominating committee during the fiscal year ended September 30, 1998.

--------------------------------------------------------------------------------
                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

         Members of the Board of Directors of Coastal Federal receive a fee of $9,500 annually except for the Chairman of the Board who receives $19,500 annually. Members of the Board of Directors of Coastal Financial receive $2,500 annually. Directors who are members of the Bank's Executive Committee, which meets on an as-needed basis, are not compensated. Non-Associate directors who are members of the Bank's Loan Committee receive $50 per committee meeting. Director's fees increased January, 1998. Total fees paid to Directors, Advisory Director and Director Emeritus of Coastal Financial Corporation and its subsidiaries during the fiscal year ended September 30, 1998 were $145,950.

         1996 Directors Performance Plan. At the 1996 Annual Meeting, the Corporation's Shareholders approved the 1996 Directors Performance Plan (the "Plan"). Beginning with the adjournment of that Meeting and at the adjournment of the annual meetings for each of the succeeding years during the term of the Plan, in which the Return on Equity of Coastal Financial for the fiscal year preceding the annual meeting as reported by Coastal Financial Corporation in its earnings release for such prior fiscal year is greater than 16.5%, an option grant will be awarded. If Return on Equity is greater than 16.5%, 17.5% or 19.0%, each Director of Coastal Financial who was also serving in such capacity as of September 30 of the preceding year will be granted an option to purchase 1,108, 2,216 or 3,191 shares of Coastal Financial Common Stock, respectively, subject to adjustment as provided in the Plan and provided that no Director may receive grants of options for shares of Coastal Financial Common Stock under the Plan in excess of 9,998 shares. In computing Return on Equity, net income is adjusted for any non-recurring items greater than $250,000, such as changes in accounting methods. All such non-recurring items will be determined by the Compensation Committee.

         Coastal Financial reported for the 1998 fiscal year a return on average equity of 19.52%. Therefore, after the Annual Meeting on January 25, 1999, 3,191 shares will be granted to each Director.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Summary Compensation Table

         The following Summary Compensation Table sets forth certain information concerning compensation to all executive officers whose total annual salary and bonus for 1998 exceeded $100,000.

==================================================================================================================
                                 SUMMARY COMPENSATION TABLE (1)
==================================================================================================================
                                       Annual Compensation
==================================================================================================================
                                                                  Long-Term Compensation
                                                           -------------------------------------
                                                                   Awards            Payouts
------------------------------------------------------------------------------------------------------------------
                                                                  Restricted    Securities    LTIP      All Other
      Name and        Year     Salary        Bonus    Directors'    Stock       Underlying   Payouts    Compensa-
     Principal               ($)(1)(2)       ($)(3)     Fees       Award(s)     Options/       ($)         tion
      Position                                         ($)(4)        ($)         SARs                    ($)(5)
                                                                                 (#)
------------------------------------------------------------------------------------------------------------------
 Michael C. Gerald   1998    165,000.00   121,275.00  16,100.00       -       17,555          -        7,719.00
 President, Chief    1997    150,000.00   101,250.00  13,600.00       -       12,079          -        8,619.00
Executive Officer    1996    150,000.00    95,000.00  13,400.00       -         -             -        8,064.00
    & Director


 Jerry L. Rexroad,   1998    140,000.00   105,400.00   4,100.00       -       14,222          -        7,701.00
   Executive Vice    1997    125,000.00    86,750.00   4,200.00       -       10,413          -        9,092.00
 President & Chief   1996    120,000.00    74,000.00   4,000.00       -          -            -        7,328.00
 Financial Officer


Phillip G. Stalvey,  1998    125,000.00    95,875.00   2,600.00       -       14,222          -        8,138.00
   Executive Vice    1997     95,000.00    69,350.00   2,000.00       -       10,413          -        7,731.00
     President       1996     90,000.00    62,600.00   1,000.00       -          -            -        4,280.00


  Jimmy R. Graham,   1998     90,000.00    66,900.00     100.00       -       14,222          -        7,369.00
   Executive Vice    1997     85,000.00    63,550.00     200.00       -       10,413          -        7,988.00
     President       1996     80,000.00    57,200.00         -        -          -            -        4,976.00

==================================================================================================================

(1)  All compensation, including fringe benefits, are paid by the Bank.

(2) Does not include amounts payable pursuant to an employment agreement in event of a "change in control" of the Corporation. See "Employment Agreements."

(3) Reflects bonuses awarded for the fiscal year which were paid in subsequent fiscal year.

(4)  Reflects   directors'   fees  received  during  the  fiscal  year  for  the
     Corporation and its Subsidiaries. Does not include perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.

(5) Includes employer contributions to the 401K Profit Sharing Plan & Trust of Coastal Financial Corporation. Also includes amounts paid for unused vacation in accordance with the Corporation's Compensation plan to all Associates.

Option Grants Table

The following table sets forth the incentive stock options granted under the Stock Option and Incentive Plan to the Corporation's Named Executive Officers during the fiscal year ended September 30, 1998. Also listed are the hypothetical gains or "options spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

==================================================================================================================
                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                                       Percentage of                                 Potential Realizable Value
                         Number of         Total                                       at Assumed Annual Rates
                         Securities      Options/                                    of Stock Price Appreciation
                         Underlying        SARs                                          For Option Term (1)
                          Options/      Granted to                              ----------------------------------
                            SARs        Associates     Exercise or
                          Granted        in Fiscal     Base Price     Expiration
        Name                (#)            Year          ($/Sh)          Date          5% ($)         10% ($)
------------------------------------------------------------------------------------------------------------------
Michael C. Gerald          16,604         10.66%         17.300          2007         130,649         457,801

Jimmy R. Graham            14,222          8.64%         18.375          2007         164,349         416,492

Jerry L. Rexroad           14,222          8.64%         18.375          2007         164,349         416,492

Phillip G. Stalvey         14,222          8.64%         18.375          2007         164,349         416,492
==================================================================================================================

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of Coastal Financial's Common Stock and stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercise Table

The following table shows stock option exercises by the individuals names in the Summary Compensation Table. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of September 30, 1998. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of Coastal Financial Corporation Common Stock.

===================================================================================================================
                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
===================================================================================================================
                                                                                            Dollar Value of
                                                                     Number of                Unexercised
                                                                    Unexercised              In-the-Money
                           Number of                                 Options at               Options at
                             Shares                                    FY-End                   FY-End
                            Acquired             Dollar
                               on                Value              Exercisable/             Exercisable/
         Name               Exercise            Realized           Unexercisable             Unexercisable
-------------------------------------------------------------------------------------------------------------------
Michael C. Gerald               900              18,837              131,550/30,838         2,110,306/206,183

Jimmy R. Graham              2,300               43,010               51,315/25,271           775,704/139,531

Jerry L. Rexroad             1,500               20,076               38,444/43,061           443,114/371,467

Phillip G. Stalvey           1,200               24,660               23,744/25,271           264,748/139,151
===================================================================================================================

Pension Plan Table

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan (as discussed herein) upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of Retirement Plan compensation and various specified years of credited service.

============================================================================================================
                                            PENSION PLAN TABLE
------------------------------------------------------------------------------------------------------------
  Highest Five Year          10 Years            20 Years              30 Years              40 Years
------------------------------------------------------------------------------------------------------------
       Average               Benefit              Benefit               Benefit               Benefit
------------------------------------------------------------------------------------------------------------
     Compensation            Service              Service               Service               Service
------------------------------------------------------------------------------------------------------------
       $ 50,000               $ 7,500             $ 15,000             $ 22,500              $ 30,000

        100,000                15,000               30,000               45,000                60,000

        150,000                22,500               45,000               67,500                90,000

        200,000                30,000               60,000               90,000               120,000

        250,000                37,500               75,000              112,500               123,574 *
============================================================================================================

* For calendar year 1998, the maximum retirement benefit permitted under the Internal Revenue Code of 1986, as amended ("Code") was $123,574. This amount is subject to future adjustment by the Internal Revenue Service.

       The Revenue Reconciliation Act of 1993 reduced the amount of an Associate's compensation that may be taken into account for qualified retirement plan purposes. For plan years beginning in 1994, a qualified retirement plan can only take into account $160,000 of compensation.

          The Bank maintains a noncontributory defined benefit pension plan for the benefit of all Associates who have completed at least one year of service and attained age 21. Benefits under the plan are based on length of service and salary, which is defined to include a participant's total taxable compensation as reported to the Internal Revenue Service on Form W-2. Participants are 100% percent vested in their accrued benefits after five years of service.

          At the normal retirement age under the plan, age 65, a participant would receive an annual benefit equal to 1.5% times the participant's years of credited service times the average of the participant's highest five years' compensation. The normal form of benefit under the plan is a monthly annuity payable for the life of the participant with a death benefit payable at the participant's death. Optional forms of benefit include a lump sum payment and various alternative annuity payments. The plan also provides for proportionately reduced benefits in the event of a participant's early retirement prior to attaining age 65. Benefits under the plan are not subject to reduction from Social Security or other offset amounts. At September 30, 1998, Messrs. Gerald, Stalvey, Graham and Rexroad had 23.58 years, 15.75 years, 20.50 years and 2.42 years service under the pension plan, respectively.

Employment Agreements

         Coastal Federal entered into an employment agreement with Mr. Gerald upon the completion of the Bank's conversion from mutual to stock form. Effective September 30, 1998, such employment agreement has an initial term of three years and provides for an annual base salary of $185,000 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Gerald and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Gerald during the five years immediately preceding the change in control.

         Coastal Federal entered into an employment agreement with Mr. Rexroad effective March 21, 1995. Effective September 30, 1998, such employment agreement has an initial term of three years and provides for an annual base salary of $145,600 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Rexroad and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Rexroad during the five years immediately preceding the change in control.

         Coastal Federal entered into an employment agreement with Mr. Stalvey effective October 21, 1997. Such employment agreement has an initial term of three years and provides for an annual base salary of $131,250 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Stalvey and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Stalvey during the five years immediately preceding the change in control.

         Coastal Federal entered into an employment agreement with Mr. Graham effective October 27, 1998. Such employment agreement has an initial term of one year and provides for an annual base salary of 110,000. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Graham and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 1.00 times the average annual compensation paid to Mr. Graham during the five years immediately preceding the change in control.

         The term "control" is defined in the agreement described above as, among other things, any time during the period of employment when a change of control is deemed to have occurred under regulations of the Office of Thrift Supervision ("OTS") or a change in the composition of more than a majority of the Board of Directors of the Corporation. Based upon the compensation levels of Messrs. Gerald, Rexroad, Stalvey, and Graham, the aggregate payment which would have been payable under the terms of the agreement had a change in control occurred on September 30, 1998 was approximately $640,000, $630,000, $430,000 and $130,000, respectively.

         Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Benefits Committee and Performance Graph shall not be incorporated by reference into any such filings.

         Report of the Compensation and Benefits Committee. The Compensation and Benefits Committee of the Board of Directors of the Corporation is responsible for establishing, implementing and monitoring all compensation policies of the Corporation and its primary operating subsidiary, Coastal Federal. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Corporation and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of executive officers of the Corporation and recommends individual compensation levels to the Compensation and Benefits Committee.

         The Compensation and Benefits Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and Shareholder returns. Compensation policies must be maintained to promote: 1) the attraction and retention of highly qualified executives; 2) motivation of executives that is related to the performance of the individual and the Corporation; 3) current and long-term performance; and 4) a financial interest in the success of the Corporation similar to the interest of its Shareholders.

         The Corporation's current compensation plan involves a combination of salary and bonus to reward short-term performance and grants of stock options to encourage long-term performance. The salary levels of the executive officers are designed to be competitive within the financial services industry. Compensation surveys are utilized to determine appropriate salary adjustments. A 401(k) plan, in which all executive officers and Associates of Coastal Financial may participate has been designed to align their interests with those of the
Shareholders of the Corporation. Matching contributions to the 401(k) plan are paid based upon the attainment of established levels of Return on Average Shareholders' Equity ("Return on Equity"). The Corporation's Executive Bonus Plan provides for the payment of a bonus on a graduated scale if the Corporation's consolidated Return on Average Equity equals or exceeds 15.0%. excluding any non-recurring items as determined by the Corporation's Board of Directors. The Corporation's Return on Equity in fiscal 1998 was 19.52%. This compares to a Return on Equity in fiscal 1997 of 19.36%. The Executive Bonus Plan escalates upon the attainment of higher levels of Return on Equity. Stock options are the Corporation's primary long-term compensation program designed to reward executive performance consistent with performance that benefits Shareholders. Awards of stock options are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Corporation by enlarging their personal stake in its success through the opportunity to increase their stock ownership in the Corporation. Options issued to executives are at a price equal to the closing price of the Corporation's stock on the date of grant in order to ensure that any value derived from the grant is realized by Shareholders generally. The amount of options granted to an Executive Officer is based upon the Corporation's performance, the officer's performance and relative responsibilities within the Corporation. Options generally vest over a period of five years.

         During the fiscal year ended September 30, 1998, the base compensation of Michael C. Gerald, President and Chief Executive Officer of the Corporation was $165,000. For fiscal 1999 Mr. Gerald's base compensation was increased to $185,000.

         Based upon the factors discussed above, the Compensation and Benefits Committee continues to believe that Mr. Gerald's compensation package as Chief Executive Officer and President of the Corporation appropriately reflects the Company's short term and long term performance goals.

The Compensation and     James C. Benton     J. T. Clemmons    Wilson B. Springs
Benefits Committee       Harold D. Clardy    James P. Creel

         Compensation Committee Interlocks and Insider Participation. There are no interlocks or insider participation with respect to the Compensation and Benefits Committee of the Board of Directors of the Corporation.

         Performance Graph. The following graph compares the Corporation's cumulative Shareholder return on its Common Stock with the return on the National Association of Securities Dealers Automated Quotation ("NASDAQ") Composite Index and a peer group, the NASDAQ's Bank Index. Total return assumes the reinvestment of all dividends.

           [GRAPHIC -- Graph plotted to points listed in table below]

                        9/30/93   9/30/94   9/30/95   9/30/96   9/30/97   9/30/98
                        -------   -------   -------   -------   -------   -------
Corporation              100.00    125.25    125.78    197.54    317.90    315.50
NASDAQ Bank Index        100.00    105.20    132.64    169.27    282.00    279.85
NASDAQ Composite Index   100.00    100.83    139.28    165.24    226.82    231.79

--------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

         The loans shown in the following table were made in the ordinary course of business and were made on substantially the same terms, except for the waiver of fees, as those of comparable transactions and do not involve more than the normal risk of collectibility or contain other unfavorable features.

         At September 30, 1998, Coastal Federal had $1.1 million  outstanding in
loans  to  executive   officers  and  directors,   or  approximately  2.8  %  of
Shareholders' equity.

         Director James H. Dusenbury is a partner in the law firm of Dusenbury, Hendrix & Little located in Myrtle Beach, South Carolina. Mr. Dusenbury serves as the Bank's General Counsel. During the year ended September 30, 1998, Dusenbury, Hendrix & Little received approximately $10,905.00 in legal fees for legal services rendered to the Bank.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors of the Corporation is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                              FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and Associates of the Corporation may solicit proxies personally or by telephone without additional compensation.

         The Corporation's 1998 Annual Report to Shareholders, including consolidated financial statements, has been mailed to all Shareholders of record as of the close of business on November 30, 1998. Any Shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                             SHAREHOLDERS PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, which is tentatively scheduled for January 24, 2000, any Shareholder proposal to take action at such meeting must be received at the Corporation's main office at 2619 Oak Street, Myrtle Beach, South Carolina, no later than August 13, 1999. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the 1934 Act, as amended. Article II, Section 15 further provides that any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Article XI of the Certificate of Incorporation provides that notice of a Shareholder's intent to make a nomination or present new business at the meeting ("Shareholder notice") must be given not less than thirty days nor more than sixty days prior to any such meeting; provided however, that if less than thirty-one days' notice of the meeting is given to Shareholders by the Corporation, a Shareholder's notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice is mailed to Shareholders. If properly made, such nominations shall be considered by Shareholders at such meeting.


                           BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ SUSAN J. COOKE

                           SUSAN J. COOKE
                           SECRETARY




Myrtle Beach, South Carolina
December 28, 1998


--------------------------------------------------------------------------------
                                    FORM 10-K

A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO SUSAN J. COOKE, SECRETARY, COASTAL FINANCIAL CORPORATION, 2619 OAK STREET, MYRTLE BEACH, SOUTH CAROLINA 29577-3129.
--------------------------------------------------------------------------------

                                 REVOCABLE PROXY
                          COASTAL FINANCIAL CORPORATION


[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 25, 1999

  The undersigned hereby appoints the official proxy committee, consisting of all of the members of the Board of Directors of Coastal Financial Corporation, Myrtle Beach, South Carolina, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Coastal Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Myrtle Beach Martinique, 7100
N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 25, 1999, at 2:00 p.m., Eastern Time, and at any and all adjournments thereof, as indicated to the right:

1. The election as directors of all nominees listed (except as marked to the contrary below):

   For a Three Year Term: James C. Benton, James P. Creel, Wilson B. Springs

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. In their discretion, such other matters that may properly come before the Meeting or any adjournments thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

  THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE OFFICIAL PROXY COMMITTEE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 1999 ANNUAL MEETING.

                        Please be sure to sign below and
                      date this Proxy in the box provided.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                          COASTAL FINANCIAL CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

  Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the Shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

  The above signed acknowledges receipt from the Corporation prior to the execution of this proxy, of a notice of the Meeting, a proxy statement dated December 21, 1998 and the 1998 Annual Report to Shareholders.

  Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY